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                                                                    EXHIBIT 16.1


June 1, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by MacroPore, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 14 of Form 10/A, as part of the Company's Form 10 report dated June 1, 2001. We agree with the statements concerning our Firm made in Item 14 of such Form 10.

Very truly yours,



/s/ PricewaterhouseCoopers LLP